UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

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WESTMORELAND RESOURCE PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-34815	77-0695453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Interim Chief Executive Officer

On December 5, 2017, the Westmoreland Resource Partners, LP (the “Partnership”) board of directors (the “Board”) appointed Michael G. Hutchinson, 61, to serve as interim Chief Executive Officer. Mr. Hutchinson retired from Deloitte & Touche in July 2012 after a career spanning nearly 35 years, leading its Denver Energy and Natural Resources Practice for the last 15 years while at the same time managing the Audit and Enterprise Risk Management practice of the Denver office. Mr. Hutchinson currently serves as the interim Chief Executive Officer of Westmoreland Coal Company, a publicly traded coal miner, a position he has held since the departure of Kevin Paprzycki on November 27, 2017. Westmoreland Coal Company owns 100% of the Partnership’s general partner and approximately 94.1% of the limited partner interests of the Partnership. Mr. Hutchinson serves on the board of directors of Westmoreland Coal Company and ONE Gas, Inc., a publicly traded natural gas utility, and as the audit committee chairman at ONE Gas, Inc.

There are no arrangements or understandings between Mr. Hutchinson and any other person in connection with his appointment as interim Chief Executive Officer of the Partnership. Mr. Hutchinson does not have any family relationships with any director or executive officer of the Partnership or any person nominated or chosen to become a director or executive officer of the Partnership, and there are no “related person” transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Hutchinson and the Partnership.

The Partnership and its general partner are parties to agreements and arrangements as previously reported and disclosed in Item 13 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016. Westmoreland Coal Company will pay and make all decisions related to Mr. Hutchinson’s compensation as detailed in its Form 8-K filed December 1, 2017. However, the Partnership will pay its general partner for a portion of the compensation paid by Westmoreland Coal Company to Mr. Hutchinson pursuant to the terms of the Administrative and Operational Services Agreement, dated January 1, 2015, as amended from time to time, between the Partnership and its general partner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND RESOURCE PARTNERS, LP

Date: December 8, 2017	By:	/s/ Samuel N. Hagreen
Samuel N. Hagreen Corporate Secretary and Associate General Counsel